UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2007

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way

P.O. Box 511

South San Francisco, California 94083

(Address of principal executive offices, and including zip code)

(650) 837-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 10, 2007, Exelixis, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. (the “Underwriter”), relating to the public offering, issuance and sale of 7,000,000 shares of the Company’s common stock, $0.001 par value per share. Pursuant to the Underwriting Agreement, the Underwriter has agreed to purchase such shares of common stock from the Company at a price of $10.30 per share, which will result in $72,100,000 of proceeds to the Company before deducting offering expenses. The Underwriter may offer the common stock in transactions on the Nasdaq Global Select Market, in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices. The Company also granted the Underwriter a 30-day option to purchase up to an additional 1,050,000 shares of common stock.

The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-145965) previously filed with the Securities and Exchange Commission (the “SEC”). On September 11, 2007, the Company filed a prospectus supplement, dated September 10, 2007, relating to the issuance and sale of the shares with the SEC.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit Number
1.1	Underwriting Agreement, dated September 10, 2007.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Cooley Godward Kronish LLP (contained in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EXELIXIS, INC.

Date: September 11, 2007	By:	/s/ James B. Bucher
James B. Bucher
Vice President, Corporate Legal Affairs and Secretary